Exhibit 15.1

HAN KUN LAW OFFICES

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 852 5-5511/ 5522

Date: November 9, 2021

Secoo Holding Limited

Secoo Tower

Sanlitun Road A, No. 3 Courtyard Building 2

Chaoyang District, Beijing 100027

The People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference to our firm in Secoo Holding Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2020, which will be filed by Secoo Holding Limited on November 9, 2021 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES